STOCK PURCHASE AND TRANSACTION AGREEMENT

by and between

CM FINANCE INC

and

INVESTCORP BDC HOLDINGS LIMITED

dated as of

June 26, 2019

i

ii

EXHIBITS & SCHEDULES

Exhibit A	Form of Replacement Advisory Agreement
Exhibit B	Form of Replacement Administration Agreement

iii

STOCK PURCHASE AND TRANSACTION AGREEMENT

This Stock Purchase and Transaction Agreement (the “Agreement”) is entered into as of June 26, 2019 by and between CM FINANCE INC, a Maryland corporation (the “Company”), and Investcorp BDC Holdings Limited, a company organized under the laws of the Cayman Islands (“Buyer”). Each of the Company and Buyer may, from time to time, be referred to individually herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in ARTICLE 1.

RECITALS:

WHEREAS, the Company is currently an externally managed, non-diversified management investment company that has elected to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”);

WHEREAS, simultaneous with the Parties’ execution and delivery of this Agreement, the Company’s investment adviser, CM Investment Partners LLC (the “Adviser”), Buyer and the owners of the issued and outstanding equity of the Adviser (the “Members”) are entering into an Interest Purchase Agreement (the “Interest Purchase Agreement”) pursuant to which Buyer will acquire a controlling interest in the Adviser from certain of the Members;

WHEREAS, the transactions contemplated by the Interest Purchase Agreement will result in an “assignment” of the Investment Advisory Agreement, dated as of February 5, 2014, between the Company and the Adviser (the “Existing Advisory Agreement”) under the Investment Company Act;

WHEREAS, in connection with the contemplated “assignment” of the Existing Advisory Agreement pursuant to the Interest Purchase Agreement, the Company desires to amend and restate the Administration Agreement, dated as of February 5, 2014, between the Adviser and the Company (the “Existing Administration Agreement”);

WHEREAS, the board of directors of the Company (the “Company Board”) has, in connection with the contemplated “assignment” of the Existing Advisory Agreement pursuant to the Interest Purchase Agreement, (i) approved of the Company’s entrance into an amended and restated investment advisory agreement, in the form attached hereto as Exhibit A (the “Replacement Advisory Agreement”), between the Company and the Adviser, subject to approval thereof by the holders of shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock” and the holders thereof, the “Company Stockholders”) in accordance with the Investment Company Act and (ii) approved the Company’s entrance into an amended and restated administration agreement, in the form attached hereto as Exhibit B (the “Replacement Administration Agreement” and, together with the “Replacement Advisory Agreement”, the “Replacement Management Agreements”) between the Company and the Adviser;

WHEREAS, the Parties desire to enter into a series of transactions pursuant to which (i) Buyer will commit to subscribe for shares of Company Common Stock directly from the Company in one or more private transactions that are exempt from registration under the 1933

Act pursuant to Section 4(a)(2) thereof and Regulation D thereunder, subject to certain requirements regarding the timing and amount of such purchases, in each case, on the terms and subject to the conditions set forth in this Agreement, (ii) Buyer will commit to purchase shares of Company Common Stock in the open market, subject to certain requirements regarding the timing and amount of such purchases, in each case on the terms, and subject to the conditions, set forth in this Agreement, and (iii) the Company and the Adviser will enter into the Replacement Management Agreements on the Initial Closing Date and (iv) the Parties will consummate the other transactions contemplated hereby (the foregoing (i), (ii), (iii) and (iv), as more specifically described herein, are referred to collectively as the “Contemplated Transactions”);

WHEREAS, the Company Board has determined that the Contemplated Transactions are advisable and in the best interests of the Company and the Company Stockholders, and has recommended that the Company Stockholders approve the Replacement Advisory Agreement at a meeting of the Company Stockholders (the “Company Stockholder Meeting”); and

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Contemplated Transactions and to prescribe certain conditions to the Contemplated Transactions.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.      Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

“Alternative Proposal” means, other than the Contemplated Transactions, any offer, proposal or inquiry by any Person (other than Buyer) relating to, or any indication of interest in, (i) any acquisition or purchase, direct or indirect, in one or a series of transactions, of more than 10% or more of the revenues or consolidated assets of the Company and its Subsidiaries, taken as a whole, or beneficial ownership (as defined under Section 13(d) of the 1934 Act) of more than 10% or more of any class of equity or voting securities of the Company, including by way of (a) any tender offer or exchange offer that, if consummated, would result in such Person beneficially owning more than 10% of any class of equity or voting securities of the Company, or (b) any merger, consolidation, share exchange, business combination, sale of all or substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company, (ii) such Person (other than the Adviser) becoming the investment adviser of the Company, or (iii) any other transaction not covered in the foregoing (including a refinancing of the amounts outstanding under the Company Debt Documents or any other incurrence of indebtedness or guaranty of the obligations of any other Person) the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the Contemplated Transactions or that could reasonably be expected to dilute in any material respect the benefits reasonably expected to be received by Buyer from the Contemplated Transactions.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.

“BDC” has the meaning set forth in the Recitals to this Agreement.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Buyer Non-Recourse Party” means each of Buyer’s former, current or future equityholders, members, partners, stockholders, general or limited partners, officers, directors, controlling Persons, managers, employees, agents or representatives or assignees (or any former, current or future equityholder, member, partner, stockholder, general or limited partner, officer, director, controlling Person, manager, employee, agent or representative or assignee of any of the foregoing).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of the Company Balance Sheet Date and the notes thereto, as set forth in the Company 10-Q.

“Company Balance Sheet Date” means March 31, 2019.

“Company Debt Documents” means, together, the (i) UBS Financing Facility and (ii) Company Retail Notes Documents.

“Company Disclosure Schedule” means the disclosure schedule dated as of the date hereof regarding this Agreement that has been provided by the Company to Buyer and delivered contemporaneously herewith.

“Company Retail Notes Documents” means, collectively, (i) the Base Indenture dated as of July 2, 2018 between the Company and U.S. Bank National Association providing for the issuance of debt securities; and (ii) the First Supplemental Indenture, dated as of July 2, 2018, between the Company and U.S. Bank National Association relating to the 6.125% Senior Notes Due 2023.

“Company 10-Q” means the Company’s quarterly report on Form 10-Q filed with the SEC on May 7, 2019, for the fiscal quarter ended March 31, 2019.

“Confidentiality Agreement” means the applicable confidentiality provisions of that certain letter agreement among the Adviser, Investcorp Credit Management US LLC and the other parties thereto, dated as of January 17, 2019, as amended.

“Contract” means any contract, agreement, arrangement, understanding, guarantee, mortgage, indenture, lease or license.

“Cyrus Proxy” means that certain Irrevocable Proxy, dated as of February 5, 2014, among the Company and the Cyrus Stockholders.

“Cyrus Stockholders” means, collectively, Cyrus Opportunities Master Fund II, Ltd., Crescent 1, L.P., CRS Master Fund, L.P. and Cyrus Select Opportunities Master Fund, Ltd.

“Direct Purchase Shares” means 680,985 newly issued shares of Company Common Stock.

“Exemptive Order” means that certain exemptive order, No. 812-14850, issued by the SEC to the Company and certain related parties, as published in the Federal Register on February 25, 2019, under Sections 17(d) and 57(i) of the Investment Company Act and Rule 17d-1 under the Investment Company Act permitting certain joint transactions otherwise prohibited by Sections 17(d) and 57(a)(4) of the Investment Company Act and under Rule 17d-1 under the Investment Company Act.

“Fraud” means any intentional or willful misrepresentation of a material fact with the intent to deceive another Party and coupled with such other Party’s detrimental reliance on such fact under circumstances that constitute common law fraud under Applicable Law.

“Fundamental Representations” means the representations and warranties contained in Sections 5.01(a) and (c), 5.02, Section 5.04(a), 5.05 and 5.16, and 6.01, 6.03(a) and 6.14.

“GAAP” means generally accepted accounting principles in the United States as in effect on the date hereof.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory (including stock exchanges), self-regulatory or administrative authority, department, court, commission, arbitral authority, agency, official, or any other governmental body, including any political subdivision thereof.

“Governmental Authorization” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Applicable Law.

“Intellectual Property Rights” means (i) trademarks, trade names, service marks, brand names, certification marks, trade dress, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application, (ii) inventions and discoveries, whether patentable or not, in any jurisdiction, patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction, (iii) Trade Secrets, (iv) writings and other works, whether copyrightable or not, in any jurisdiction, and any and all copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof, (v) moral rights, database rights, design rights, industrial property rights, publicity rights and privacy rights, (vi) licenses and approvals, and (vii) any similar intellectual property or proprietary rights.

“Investment Advisers Act” has the means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Investment Company Act” has the meaning set forth in the Recitals to this Agreement.

“knowledge” means (a) with respect to a Person that is a natural person, the actual knowledge of such Person, and (b) with respect to a Person that is not a natural person, the actual knowledge of such Person’s officers, directors and managers and the officers, directors and managers of such Person’s investment adviser as of immediately prior to the consummation of the Contemplated Transactions, in each case after reasonable inquiry.

“Lender” means UBS AG and any other lender to the Company pursuant to a Company Debt Document.

“Lien” means any mortgage, lien, pledge, charge, security interest, encumbrance, option, right of first refusal, right of first offer, license or other adverse claim of any kind or nature whatsoever (including any limitation on the sale, transfer or other disposition or exercise of any attribute of ownership). For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Maryland Law” means the Maryland General Corporation Law.

“Material Adverse Effect” means with respect to any Party, a change, event, effect or development that, individually or in the aggregate, (a) has or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of such Party and its Subsidiaries, taken as a whole, excluding any effect resulting from (i) changes after the date hereof in the financial or securities markets or general economic or political conditions in the United States not having a materially disproportionate effect on such Party and its Subsidiaries, taken as a whole, relative to other participants of a similar size in the industry in which such Party and its Subsidiaries operate, (ii) changes after the date hereof to GAAP or Applicable Laws generally affecting the industry in which such Party and its Subsidiaries operate and not specifically relating to or having a materially disproportionate effect on such Party and its Subsidiaries, taken as a whole, relative to other participants of a similar size in the industry in which such Party and its Subsidiaries operate, (iii) acts of war, sabotage or terrorism or natural disasters involving the United States of America not having a materially disproportionate effect on such Party and its Subsidiaries, taken as a whole, relative to other participants of a similar size in the industry in which such Party and its Subsidiaries operate, (iv) the announcement or consummation of the Contemplated Transactions, or (v) any failure by such Party and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that this clause (v) shall not prevent a Party from asserting that any fact, change, event, occurrence or effect that may have contributed to such failure independently constitutes or contributes to a Material Adverse Effect), or (b) materially impairs, or would reasonably be expected to materially impair, such Party’s ability to consummate the Contemplated Transactions on the terms set forth in this Agreement.

“NASDAQ” means the Nasdaq Global Select Market.

“Net Asset Value Per Share” means, as of the applicable date of determination, the net asset value per share of Company Common Stock as reported by the Company in its then-most recent Form 10-K or Form 10-Q (as applicable), as adjusted as necessary to comply with Section 23 of the Investment Company Act.

“Open Window Period” means the period commencing on the first Business Day following the date on which the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, and ending on the date that is thirty (30) days prior to the next preceding fiscal quarter end of the Company and in which Buyer is not in possession of any material non-public information regarding the Company.

“Organizational Documents” means, with respect to a Person other than a natural person, (i) the charter, articles or certificate of incorporation and the bylaws of a corporation; (ii) the certificate of formation and operating agreement of a limited liability company, (iii) the partnership agreement and any statement of partnership of a general partnership; (iv) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of any other Person; (vi) and stockholders or similar agreement among equity holders of any Person; and (vii) any duly and validly adopted amendment to any of the foregoing.

“Permitted Liens” means Liens (i) for current Taxes not yet past due or the amount or validity of which is being contested in good-faith by appropriate proceedings; (ii) carriers, warehousemen, mechanics, laborers or other similar Liens created by statute and incurred in the ordinary course of business for sums not yet due and payable; and (iii) Liens involving restrictions on transfer arising under applicable federal or state securities laws.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, sole proprietorship, unincorporated organization, other entity, organization, group (as defined in Section 13(d) of the 1934 Act), or any other business entity or any Governmental Authority, including a government or political subdivision or an agency or instrumentality thereof.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought,

conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Representatives” means, with respect to either Party, such Party’s officers, directors, managers, employees, Affiliates, investment bankers, attorneys, accountants, consultants or other agents or advisors.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Stifel Proxy” means that certain Irrevocable Proxy, dated as of October 6, 2014, between Stifel Venture Corp. and the Company.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity in which such Person (i) owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting power, equity securities, profits interest or capital interest, (ii) is entitled to elect at least a majority of the board of directors, the board of trustees, the board of managers or other persons performing similar functions or (iii) in the case of a limited partnership, limited liability company or joint venture, is a general partner, managing member or joint venturer, respectively.

“Superior Proposal” means, a bona fide, unsolicited written Alternative Proposal within the scope of clause (i) of the definition thereof (except that the references therein to “10%” shall be replaced by “50%”) that is fully financed or has fully committed financing and that the Company Board determines in its good faith judgment (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of such Alternative Proposal and the Person making such Alternative Proposal, (a) is more favorable to the Company Stockholders than the Contemplated Transactions, (b) would reasonably be expected to be consummated at a price per share of Company Common Stock that equals or exceeds the then-current Net Asset Value Per Share and (c) is reasonably likely to be completed on the proposed terms on a timely basis.

“Tax” or “Taxes” means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, without limitation, all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon), together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority.

“Taxing Authority” means any Governmental Authority responsible for the assessment, administration, collection or imposition of any domestic or foreign Tax.

“Tax Return” means any report, return, document, declaration or other information or filing (including any schedule or attachment thereto or amendment thereof) supplied or required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Tax Sharing Agreements” means all existing agreements or arrangements (whether or not written) binding the Company, Buyer, or any of their Subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability, but does not include any indemnification agreement or arrangement pertaining to the sale of assets or subsidiaries).

“Trade Secrets” means trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person.

“Transfer” means, with respect to any shares of Company Common Stock, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such shares or any economic participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such shares or any participation or interest therein or any agreement or commitment to do any of the foregoing. Notwithstanding the foregoing, a Transfer shall not be deemed to have occurred solely by reason of a change of control of Buyer or any controlling Persons of Buyer, so long as the primary purpose of such transaction is not to effect a Transfer of Company Common Stock.

“UBS Financing Facility” means, collectively, the (i) Second Amended and Restated Revolving Credit Note Agreement, dated as of June 21, 2019, by and among the Company, CM SPV Ltd., UBS AG, and U.S. Bank National Association, (ii) Sixth Amended and Restated Indenture, dated June 21, 2019, between CM SPV Ltd. and U.S. Bank, National Association, (iii) Contribution Agreement, dated as of June 21, 2019, between the Company and CM SPV Ltd., (iv) Amendment Agreement, dated June 21, 2019, among CM SPV Ltd., U.S. Bank, National Association, as trustee, the Adviser, as collateral manager, and U.S. Bank, National Association, as the collateral administrator (amending the Amended and Restated Collateral Management Agreement, dated February 28, 2017, and the Collateral Administration Agreement, dated as of May 23, 2013, and as amended, supplemented or waived from time to time), (v) Second Amended and Restated Account Control Agreement, dated June 21, 2019, among CM SPV Ltd., U.S. Bank, National Association, as trustee, and U.S. Bank, National Association, as securities intermediary, bank and custodian, and (vi) Placement Agency Agreement, dated June 21, 2019, between CM SPV Ltd. and UBS Securities LLC, as placement agent with respect to the issuance of the Class A-2 Notes.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.02.      Index of Other Defined Terms. In addition to the terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

Defined Term	Section

“Adverse Recommendation Change”	Section 7.03(a)

“Adviser”	Recitals

“Agreement”	Preamble

“Amended Company Articles”	Section 2.04(a)

“Bankruptcy Exceptions”	Section 5.02(a)

“BDC Election”	Section 5.15(b)

“Buyer”	Preamble

“Buyer Financial Advisor”	6.14

“Chosen Courts”	Section 12.08

“Company”	Preamble

“Company Articles”	Section 2.04(a)

“Company Board”	Recitals

“Company Board Recommendation”	Section 5.02(a)

“Company Common Stock”	Recitals

“Company Regulatory Approvals”	Section 5.03

“Company SEC Documents”	Section 5.06(b)

“Company Securities”	Section 5.05(b)

“Company Stockholders”	Recitals

“Company Stockholder Approval”	Section 5.02(a)

“Company Stockholder Meeting”	Recitals

“Company Stockholder Proposal”	Section 7.02

Confidential Information	Section 9.08

“Contemplated Transactions”	Recitals

“Designated Person”	Section 2.04(b)

“Direct Purchase Closing”	Section 4.02

“Direct Purchase Closing Date”	Section 4.02

“Direct Purchase Closing Notice”	Section 2.02(b)

“Direct Purchase Period”	Section 2.02(b)

“Direct Stock Purchase”	Section 2.02(a)

“Existing Administration Agreement”	Recitals

“Existing Advisory Agreement”	Recitals

“Initial Closing”	Section 4.01

“Initial Closing Date”	Section 4.01

“Interest Purchase Agreement”	Recitals

Defined Term	Section

Members	Recitals

“NASDAQ Rules”	Section 2.03(b)

“Open Market Purchases”	Section 2.03(a)

“Outside Date”	Section 11.01(b)(i)

“Proxy Statement”	Section 5.08

“Purchase Price”	Section 2.02(a)

“Replacement Administration Agreement”	Recitals

“Replacement Advisory Agreement”	Recitals

“Replacement Management Agreements”	Recitals

“Resigning Person”	Section 2.04(b)

“SDAT”	Section 2.04(a)

“Stockholder Communications”	Section 5.06(b)

“Termination Fee”	Section 11.03

“Trading Plan”	Section 2.03(b)

Section 1.03.      Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The neuter pronoun, as used herein, includes the masculine, feminine and neuter gender. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Whenever the words “in the ordinary course of business” are used in this Agreement, they shall be deemed to be followed by the words “consistent with past practice”. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided, that with respect to any agreement or contract included in this Agreement or listed on any schedules hereto, all such amendments, modifications or supplements must also be included in this Agreement and listed in the appropriate schedule, respectively. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law.

ARTICLE 2

AGREEMENT TO PURCHASE AND SELL STOCK AND TAKE OTHER ACTIONS

Section 2.01.      Replacement Management Agreements. Subject to the terms and conditions hereof, at the Initial Closing, the Company shall execute the Replacement Management Agreements.

Section 2.02.      Direct Stock Purchase.

(a)      Subject to the terms and conditions hereof, during the period commencing on the Initial Closing Date and ending on the second (2nd) anniversary of the Initial Closing Date (the “Direct Purchase Period”), Buyer shall subscribe for from the Company, and the Company shall issue to Buyer, the Direct Purchase Shares (the “Direct Stock Purchase”). The aggregate consideration for the purchase and sale of the Direct Purchase Shares pursuant to any Direct Stock Purchase shall be an amount in cash equal to the product of (i) the total number of Direct Purchase Shares to be purchased in such Direct Stock Purchase and (ii) the Net Asset Value Per Share as then in effect on the date Buyer delivers the Direct Purchase Closing Notice to the Company pursuant to (b) immediately below (such resulting amount, the “Purchase Price”). The Purchase Price shall be paid at the applicable Direct Purchase Closing in accordance with Section 4.02 below via wire transfer to an account designated by the Company at least two (2) Business Days prior to the applicable Direct Purchase Closing Date. The Direct Stock Purchases shall be implemented and effected in accordance with the terms set forth in clause (b) immediately below. Notwithstanding the foregoing, Buyer’s obligation to make the Direct Stock Purchases shall terminate upon the termination of either the Replacement Advisory Agreement or the Replacement Administration Agreement.

(b)      During an Open Window Period, Buyer shall deliver to the Company by electronic mail, at least ten (10) Business Days prior to such requested Direct Purchase Closing a notice (each, a “Direct Purchase Closing Notice”) setting forth (i) the Direct Purchase Closing Date and (ii) the aggregate number of Direct Purchase Shares to be purchased by Buyer. Upon receipt by the Company of the Direct Purchase Closing Notice, the Company shall within five (5) Business Days acknowledge and execute the Direct Purchase Closing Notice and confirm the Purchase Price for such Direct Purchase Shares.

(c)      In the event that Buyer does not purchase the Direct Purchase Shares pursuant to this Section 2.02 prior to the end of the Direct Purchase Period, then, within five (5) Business Days immediately following the last day of the Direct Purchase Period, Buyer shall purchase directly from the Company, at a per share price equal to the greater of the then-current Net Asset Value Per Share and the market price of the Company Common Stock on NASDAQ (or any successor stock exchange thereto), an aggregate amount of shares of Company Common Stock necessary to satisfy the Direct Stock Purchase obligation.

(d)      If, between the date of this Agreement and any Direct Purchase Closing Date, the outstanding shares of Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reclassification, stock dividend, stock split, reverse stock split, or other similar change and specifically excluding sales of Company Common Stock and issuance of Company Common Stock pursuant to the Company’s dividend reinvestment plan or otherwise in lieu of a portion of any cash dividend declared by the Company, an equitable and proportionate adjustment shall be made to the number of Direct Purchase Shares as agreed upon between the Company and Buyer.

(e)      For the avoidance of doubt, Buyer may elect to consummate a Direct Stock Purchase in accordance with the terms of this Agreement on the Initial Closing Date by providing the Company with notice of such election at least ten (10) days prior to the Initial Closing Date.

Section 2.03.      Open Market Stock Purchases.

(a)      Subject to the terms and conditions hereof, during the period commencing on the Initial Closing Date and ending on the second (2nd) anniversary of the Initial Closing Date (the “Open Market Purchase Period”), Buyer shall purchase at least 680,985 shares of Company Common Stock in open market purchases (the “Open Market Purchases”, and the minimum required amount thereof, the “Open Market Minimum”). The Open Market Purchases shall be implemented and effected in accordance with the terms set forth in Section 2.03(b) below. Notwithstanding the foregoing, Buyer’s obligation to make the Open Market Purchases shall terminate upon the termination of either the Replacement Advisory Agreement or the Replacement Administration Agreement.

(b)      Prior to the Initial Closing Date and subject to the provisions of ARTICLE 10, Buyer shall submit to the Company Board for its review and approval a Rule 10b5-1 plan (the “Trading Plan”) to be entered into with a reputable third-party brokerage firm pursuant to which Buyer shall commit to make Open Market Purchases in an amount equal to at least the Open Market Minimum in open market transactions in accordance with the terms thereof. The Trading Plan shall (i) have a term equal to the Open Market Purchase Period, (ii) require that purchases be made under the Trading Plan in accordance with the applicable listing and corporate governance rules and regulations of the Nasdaq Stock Market LLC (the “NASDAQ Rules”) and (iii) prohibit the termination of the Trading Plan prior to the end of the Open Market Purchase Period by Buyer unless Buyer then owns at least 10% of the outstanding shares of the Company Common Stock, whether through purchases of shares of Company Common Stock pursuant to Section 2.02, this Section 2.03 or otherwise. In the event that Buyer does not purchase the Open Market Minimum pursuant to the Trading Plan prior to the end of the Open Market Purchase Period, then, within five (5) Business Days immediately following the last day of the Open Market Purchase Period, Buyer shall purchase directly from the Company, at a per share price equal to the greater of the then-current Net Asset Value Per Share and the market price of the Company Common Stock on NASDAQ (or any successor stock exchange thereto), an aggregate amount of shares of Company Common Stock necessary to satisfy the Open Market Minimum.

(c)      If, between the date of this Agreement and the last day of the Open Market Purchase Period, the outstanding shares of Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reclassification, stock dividend, stock split, reverse stock split, or other similar change and specifically excluding sales of Company Common Stock and issuance of Company Common Stock pursuant to the Company’s dividend reinvestment plan or otherwise in lieu of a portion of any cash dividend declared by the Company, a proportionate adjustment shall be made to the Open Market Minimum.

Section 2.04.      Amendment to Company Organizational Documents; Directors and Officers.

(a)      Prior to the Initial Closing Date, the Company Board shall adopt resolutions, in accordance with Section 2-605(a) of Maryland Law, to amend and restate the Company’s Articles of Amendment and Restatement, dated as of February 4, 2014 (the “Company Articles” and, as so amended, the “Amended Company Articles”) so that, subject to and effective upon the Initial Closing, the Company’s name is changed to a name designated in writing by Buyer at least fifteen (15) days prior to the Initial Closing. The Amended Company Articles shall be filed with the Maryland State Department of Assessments and Taxation (the “SDAT”) substantially simultaneously with the Initial Closing.

(b)      Prior to the Initial Closing, the Company Board shall take all action necessary so that, subject to and effective upon the Initial Closing:

(i)       the size of the Company Board is four;

(ii)      each of the Persons set forth on Section 2.04(b)(ii) of the Company Disclosure Schedule (each, a “Resigning Person”) resigns as a member of the Company Board; and

(iii)     each of the two Persons identified by Buyer to the Company in writing during the period from the date hereof until the Initial Closing Date (each, a “Designated Director”) is recommended by the Nominating and Corporate Governance Committee of the Company to the Company Board for approval and subsequently approved by the Company Board, with each such director approved as an “independent” member of the Company Board, and is further designated as a member of the class of the Company Board in accordance with the Company Articles.

(c)      Notwithstanding the provisions of this Section 2.04, Buyer shall not be entitled to designate a Person as a Designated Director if the Nominating and Corporate Governance Committee of the Company reasonably determines in writing (which determination shall set forth the reasonable grounds for such determination) that such Person would not be qualified under any applicable law, rule or regulation to serve as an “independent” director of the Company; provided, that in such event, Buyer shall be entitled to designate another Person as a Designated Director and the provisions of Section 2.04 shall apply to such alternate Person.

ARTICLE 3

RESTRICTIONS ON TRANSFER

Section 3.01.      General Restrictions on Transfer.

(a)      Buyer agrees that it shall not Transfer any shares of Company Common Stock purchased pursuant to this Agreement or the Trading Plan (or solicit any offers in respect of any Transfer of any shares of Company Common Stock purchased by it pursuant to this Agreement or the Trading Plan), except in compliance with the 1933 Act, any other applicable securities or “blue sky” laws, and the terms and conditions of this Agreement. In addition to the foregoing, Buyer agrees that, from and after the Initial Closing and until the earlier of (i) the Company’s termination of either the Replacement Advisory Agreement or the Replacement Administration Agreement, and (ii) the later of (A) the second anniversary of this Agreement and (B) the first anniversary of the first Direct Stock Purchase, it shall not Transfer any shares of Company Common Stock purchased by it pursuant to this Agreement or the Trading Plan, other than to an Affiliate.

(b)      Any attempt to Transfer any shares of Company Common Stock not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.

ARTICLE 4

CLOSING; DELIVERY

Section 4.01.      Initial Closing. On the terms and subject to the conditions set forth in this Agreement, the initial closing of the Contemplated Transactions (the “Initial Closing”), shall take place in New York City at the offices of Eversheds Sutherland (US) LLP, The Grace Building, 40th Floor, 1114 Avenue of the Americas, New York, NY 10036 as soon as reasonably practical, but in any event no later than three (3) Business Days after the date the conditions set forth in ARTICLE 10 (other than conditions that by their nature are to be satisfied at the Initial Closing, but subject to the satisfaction or waiver of those conditions at the Initial Closing) have been satisfied or waived by the Party or Parties entitled to the benefit of such conditions, or at such other time or on such other date as Buyer and the Company may mutually agree in writing. The date on which the Initial Closing occurs shall be referred to as the “Initial Closing Date.” Notwithstanding the foregoing, in the event that Buyer has elected to consummate a Direct Stock Purchase on the Initial Closing Date in accordance with Section 2.02(e) and the Initial Closing pursuant to this Section 4.01 would not occur during an Open Window Period, the Initial Closing shall instead take place on the fifth (5th) Business Day of the next Open Window Period.

Section 4.02.      Direct Purchase Closings. On the terms and subject to the conditions set forth in this Agreement, unless the Direct Stock Purchase has occurred on the Initial Closing Date, each closing of a Direct Stock Purchase by Buyer of the Direct Purchase Shares, as contemplated herein (each a “Direct Purchase Closing”), shall take place in New York City at the offices of Eversheds Sutherland (US) LLP, The Grace Building, 40th Floor, 1114 Avenue of the Americas, New York, NY 10036 from time to time or at such other place, at such other time or on such other date as Buyer and the Company may mutually agree in writing. Each date on which a Direct Purchase Closing occurs shall be referred to as a “Direct Purchase Closing Date.”

Section 4.03.      Initial Closing Deliveries.

(a)      At the Initial Closing, the Company will deliver to Buyer:

(i)       the Replacement Advisory Agreement duly executed by the Company;

(ii)      the Replacement Administration Agreement duly executed by the Company;

(iii)     resignation letters duly executed by each Resigning Person;

(iv)     evidence of the filing of the Amended Company Articles with the SDAT; and

(v)      the officer’s certificate required by Section 10.02(d).

(b)      At the Initial Closing, the Buyer will deliver to the Company

(i)       the Replacement Advisory Agreement duly executed by the Adviser;

(ii)      the Replacement Administration Agreement duly executed by the Adviser;

(iii)     a copy of the Trading Plan; and

(iv)     the officer’s certificate required by Section 10.02(d).

Section 4.04.      Direct Purchase Closing Deliveries.

(a)      At each Direct Purchase Closing, the Company will deliver to Buyer the Direct Purchase Shares by book entry transfer to an account for Buyer at the Company’s transfer agent.

(b)      At each Direct Purchase Closing, the Buyer will deliver to the Company the Purchase Price by wire transfer of immediately available funds to an account designated by the Company at least two (2) Business Days prior to the applicable Direct Purchase Closing.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 12.05, except as set forth in the Company Disclosure Schedule or disclosed in any Company SEC Document filed after December 31, 2018 and at least two (2) Business Days before the date of this Agreement (without giving effect to any amendment or supplement to any Company SEC Document filed on or after the date that is at least two (2) Business Days prior to the date of this Agreement and excluding general cautionary, predictive or forward-looking statements contained therein), the Company represents and warrants to Buyer as follows:

Section 5.01.      Corporate Existence and Power; Subsidiaries.

(a)      The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT. The Company has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company has made available to Buyer true, complete and correct copies of the Organizational Documents of the Company as currently in effect as of the date hereof. The Company is not in violation of its Organizational Documents in any material respect.

(b)      The Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(c)      Section 5.01(c) of the Company Disclosure Schedule includes a list of all of the Company’s Subsidiaries. Each of the Subsidiaries of the Company (i) is duly formed and validly existing and in good standing under the laws of the jurisdiction of its formation, and (ii) has the requisite limited liability company or similar organizational power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. True, complete and correct copies of the Organizational Documents of each Subsidiary of the Company have previously been made available to Buyer, and each as so delivered is in full force and effect. No Subsidiary of the Company is in violation of any provision of its Organizational Documents in any material respect.

(d)      Each Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 5.02.      Corporate Authorization.

(a)      The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions. At a meeting duly called and held, the Company Board unanimously determined that this Agreement and the Contemplated Transactions are in the best interests of the Company and the Company Stockholders, unanimously approved this Agreement and the Contemplated Transactions, and unanimously recommended that the Company Stockholders approve the Company Stockholder Proposal (such recommendation, the “Company Board Recommendation”), and adopted a resolution to the foregoing effect. As of the date hereof, the Company Board Recommendation has not been rescinded or modified in any respect. Except for (i) the approval and adoption of the Replacement Advisory Agreement by the affirmative vote of the holders of the lesser of (1) 67% or more of the shares present at the Company Stockholder Meeting entitled to vote at such meeting and (2) a majority of the outstanding shares of Company Common Stock (the “Company Stockholder Approval”) and (ii) determinations to be made by the Board in connection with the determination of the Purchase Price in accordance with Section 2.02, no other corporate proceedings on the part of the Company are necessary to approve this Agreement or the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Buyer)

constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity “Bankruptcy Exceptions”)).

(b)      The Direct Purchase Shares, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable, free of any Liens, and will not be subject to any preemptive rights, whether arising under Maryland Law or the Organizational Documents of the Company, or any Contract, other than this Agreement or any other Contract to be executed in connection herewith, to which or by which the Company or any of its Subsidiaries is a party or otherwise subject or bound or to which or by which any property business, operation or right of the Company or any of its Subsidiaries is subject or bound.

Section 5.03.      Governmental Authorization. Except for (i) the filing with the SEC of a proxy statement in definitive form relating to the Company Stockholder Meeting, (ii) any notices, consents, authorizations, approvals, filings or exemptions in connection with compliance with the NASDAQ Rules, (iii) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the Direct Purchase Shares pursuant to this Agreement, (iv) compliance with the Investment Company Act, and the rules and regulations promulgated thereunder, or (v) as set forth on Section 5.03 of the Company Disclosure Schedule (the foregoing (i) through (v) referred to collectively as the “Company Regulatory Approvals”), no other consents, authorizations, approvals, or exemptions from, or notices to, or filings with, any Governmental Authority are necessary in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of Contemplated Transactions.

Section 5.04.      Non-contravention; Consents and Approvals. The execution, delivery and performance by the Company of this Agreement and the consummation of the Contemplated Transactions in accordance with the terms and conditions hereof do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of the Company, as amended or restated, (b) contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any Contract or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (d) result in the creation or imposition of any Lien, other than a Permitted Lien, on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b), (c) and (d), as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 5.05.      Capitalization.

(a)      The authorized stock of the Company consists of 100,000,000 shares of Company Common Stock. As of the date hereof, there are 13,619,690 shares of Company Common Stock issued and outstanding. All outstanding shares of stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of preemptive rights, whether arising under Maryland Law or the Organizational Documents of the Company, or any Contract to which or by which the Company or any of its Subsidiaries is a party or otherwise subject or bound or to which or by which any property, business, operation or right of the Company or any of its Subsidiaries is subject or bound.

(b)      Except as set forth on Section 5.05(b) of the Company Disclosure Schedule, (i) there are no outstanding bonds, debentures, notes or other indebtedness for borrowed money of the Company or any of its Subsidiaries, and (ii) there are no issued, reserved for issuance or outstanding (A) shares of stock or other voting securities of or ownership interests in the Company other than the Company Common Stock, (B) securities of the Company convertible into or exchangeable or exercisable for shares of stock or other voting securities of or ownership interests in the Company, (C) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any stock, voting securities or securities convertible into or exchangeable or exercisable for stock or voting securities of the Company or (D) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any stock of or voting securities of the Company (the items in the foregoing clauses (i) and (ii), together with the Company Common Stock, being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the Company Securities. Except as set forth on Section 5.05(b) of the Company Disclosure Schedule, the Company is not a party to any voting agreement with respect to the voting of any Company Securities.

(c)      Except as set forth in Section 5.05(c) of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock or other voting securities or equity interests of each Subsidiary of the Company are owned, directly or indirectly, by the Company, free and clear of any Liens, and all of such shares or voting securities or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

Section 5.06.      SEC Filings and the Sarbanes-Oxley Act.

(a)      The Company has timely filed with or furnished to the SEC true and correct copies of all final reports, schedules, forms, statements, prospectuses, registration statements and other documents, together with any amendments required to be made with respect thereto, that were required to be filed or furnished since January 1, 2017 and has paid all fees and assessments due and payable in connection therewith.

(b)      The Company has timely filed or furnished on the SEC’s EDGAR system true and complete copies of each (i) final registration statement, prospectus, report and definitive proxy statement filed with or furnished to the SEC by the Company or any of its Subsidiaries pursuant to the 1933 Act or the 1934 Act since January 1, 2017 and prior to the date of this Agreement (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”) and (ii) communication mailed by the Company to the Company Stockholders since January 1, 2017 and prior to the date of this Agreement (“Stockholder Communications”).

(c)      As of its filing date (and as of the date of any amendment), each Company SEC Document complied, and each Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the Investment Company Act, as the case may be. As of the date of this Agreement, there are no outstanding or unresolved comments from the SEC with respect to any Company SEC Document and, as of the date of this Agreement, to the Company’s knowledge, no Company SEC Document is subject to any ongoing review by the SEC.

(d)      As of the time filed or furnished (or, if amended or superseded by a filing prior to the date hereof, on the date of such subsequent filing), no Company SEC Document or Stockholder Communication contained, and no Company SEC Document or Stockholder Communication filed or furnished subsequent to the date hereof will contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(e)      The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared. Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic and current reports required under the 1934 Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(f)      The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the 1934 Act) which is effective in providing reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of its internal control over financial reporting prior to the date hereof, to its auditors and the audit committee of the Company Board (i) any significant deficiencies or material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(g)      There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the 1934 Act) or director of the Company. The Company has not, since the enactment of the Sarbanes-Oxley Act, taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(h)      No attorney representing the Company, whether or not employed by the Company, has reported to the Company’s chief executive officer or chief financial officer evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents pursuant to Section 307 of the Sarbanes-Oxley Act.

(i)      Since January 1, 2017, except as set forth in Section 5.06(i) of the Company Disclosure Schedule, the Company has complied in all material respects with the applicable NASDAQ Rules.

(j)      Since January 1, 2017, the principal executive officer and the principal financial officer of the Company have complied in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and under the Exchange Act and (ii) the applicable listing and corporate governance rules and regulations of the NASDAQ. Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) have made all certifications required by Rule 13a-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the NASDAQ, and the statements contained in any such certifications are complete and correct as of the date of this Agreement as though made as of the date of this Agreement. For purposes of the preceding two sentences, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

Section 5.07.      Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its Subsidiaries included or incorporated by reference in the Company SEC Documents (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Company and its Subsidiaries, (ii) fairly present in all material respects, in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject to, in the case of any unaudited interim financial statements, year-end audit adjustments that are normal in nature and immaterial in amount) and (iii) comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only bona fide transactions.

Section 5.08.      Disclosure Documents. The information supplied by the Company for inclusion in (i) the proxy statement, or any amendment or supplement thereto, to be sent to the Company Stockholders in connection with the Replacement Advisory Agreement (the “Proxy Statement”) shall not, on the date the Proxy Statement (including any amendments thereto) is first mailed to the stockholders of the Company or at the time of the Company Stockholder Approval or (ii) any other application, notification or other document filed with any other Governmental Authority in connection with the Contemplated Transactions shall not, in each case, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement as it relates to the Company and its Subsidiaries and other portions within the reasonable control of the Company and its Subsidiaries will comply in all material respects with the provisions of Applicable Law.

Section 5.09.      Absence of Certain Changes. Since the Company Balance Sheet Date, (i) except as it relates to the negotiation of this Agreement and the Contemplated Transactions, the business of the Company has been conducted in the ordinary course of business, (ii) none of the Company nor any Subsidiary has taken any action that, if taken after the date of this Agreement, would result in a breach of Section 7.01 hereof, and (ii) there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10.      No Undisclosed Material Liabilities. Neither the Company nor any of its Subsidiaries has any material liability or obligation of any nature whatsoever required by GAAP to be reserved for in a balance sheet (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than: (i) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto; or (ii) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date (excluding liabilities for breach of Contract, breach of warranty or infringement or violation of Applicable Law).

Section 5.11.      Legal Proceedings; Compliance with Applicable Law.

(a)      Except as set forth on Section 5.11(a) of the Company Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened in writing against, the Company or any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries or any of their respective properties before (or, in the case of threatened actions, suits, investigations or proceedings, would be before) or by any Governmental Authority or arbitrator, that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected to result in, individually or in the aggregate, a material liability of the Company or any of its Subsidiaries.

(b)      Except as set forth in Section 5.11(b) of the Company Disclosure Schedule, since January 1, 2017, the Company and each of its Subsidiaries has been and the Company and each of its Subsidiaries is in compliance with, and to the knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any Applicable Law, except for failures to comply or violations that have not resulted in, and would not reasonably be expected to result in, a material liability of the Company or any of its Subsidiaries or materially impede the business of the Company or its Subsidiaries. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of its Subsidiaries that has resulted in, or would reasonably be expected to result in, a material liability of the Company or any of its Subsidiaries or that would materially impede the business of the Company or its Subsidiaries or that in any manner seeks to prevent, enjoin, alter or materially delay the consummation of the Contemplated Transactions. Neither the Company nor any Subsidiary has any knowledge, as of the date hereof of any investigations, charges or proceedings that has resulted in, or would reasonably be expected to result in, a material liability of the Company or any of its Subsidiaries or that would materially impede the business of the Company or its Subsidiaries or that in any manner seeks to prevent, enjoin, alter or materially delay the consummation of the Contemplated Transactions.

(c)      Each material Governmental Authorization used or held for use in connection with the business by the Company or any Subsidiary is validly held by the Company or such Subsidiary and is in full force and effect. None of the Company or any Subsidiary is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a material default or violation) of any provision of any such Governmental Authorization to which it is a party in any material respect. The Company or its relevant Subsidiary is, and since January 1, 2017, has been in compliance in all material respects with the terms and requirements of each such Governmental Authorization. Except as set forth in Section 5.11(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has received, at any time since January 1, 2017, any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any such Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any such Governmental Authorization. All applications required to have been filed for the renewal of the Governmental Authorizations have been duly filed on a timely basis with the appropriate governmental bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Authorities.

(d)      The Governmental Authorizations used or held for use in connection with the business by the Company or any Subsidiary collectively constitute all of the Governmental Authorizations necessary to permit the Company and its Subsidiaries to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Company and its Subsidiaries to own and use their assets in the manner in which they currently own and use such assets.

Section 5.12.      Material Contracts.

(a)      All Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed pursuant to the 1934 Act have been filed, and no such Contract has been amended or modified, except as set forth in Section 5.12 of the Company Disclosure

Schedule, as of the date hereof. All such filed Contracts (excluding any redacted portions thereof) shall be deemed to have been made available to Buyer.

(b)      With respect to each such Contract referred to in Section 5.12(a), (i) each such Contract is a valid and binding agreement of all parties thereto, enforceable against each such party in accordance with its terms (subject to Bankruptcy Exceptions) and is in full force and effect, (ii) the Company and each of its Subsidiaries and, to the knowledge of the Company, each other party thereto, has duly performed all obligations required to be performed by it to date under such Contract and (iii) neither the Company or its applicable Subsidiary nor, to the knowledge of the Company, any other party thereto is in default or breach in any respect under the terms of any such Contract, except as set forth in Section 5.12(b) of the Company Disclosure Schedule, as of the date hereof, or for such default or breach as would not, individually or in the aggregate, reasonably be expected to result in a material liability of the Company and its Subsidiaries, taken as a whole.

Section 5.13.      Intellectual Property. Except as would not be material to the Company and its Subsidiaries, taken as a whole, or as disclosed in Section 5.13 of the Company Disclosure Schedule, the Company and its Subsidiaries own or have the right to use in the manner currently used all Intellectual Property Rights material to the respective businesses of the Company and its Subsidiaries as now conducted and as described in the Company SEC Documents, and the expected expiration of any of such Intellectual Property Rights would not be material to the Company and its Subsidiaries, taken as a whole.

Section 5.14.      Taxes.

(a)      Each of the Company and its Subsidiaries (i) has duly and timely filed (including all applicable extensions) all federal, state, local and foreign income and other material Tax Returns required to be filed by it on or prior to the date of this Agreement and all such Tax Returns are accurate, correct and complete, (ii) has paid all Taxes whether or not shown thereon as due and (iii) has duly paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by the Internal Revenue Service or any other federal, state, foreign or local taxing authorities, other than Taxes that are not yet due or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP.

(b)      There are no audits or material disputes pending, or written claims threatened or otherwise asserted, for Taxes or assessments upon the Company or any Subsidiary for which the Company does not have reserves that are adequate under GAAP. Neither the Company nor any Subsidiary is a party to or is bound by any Tax Sharing Agreement or any other Tax, allocation or indemnification agreement or arrangement or similar contract or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries as described in Section 5.14(b) of the Company Disclosure Schedule). No claim has ever been made by a Taxing Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that such entity is or may be subject to taxation by, or required to file Tax Returns in, that jurisdiction, and, to the Company’s knowledge, there is no basis for any such claim to be made. No deficiency for any material amount of Tax has been asserted or assessed by a Taxing Authority in writing against the Company or any of its Subsidiaries that has not been satisfied by payment, settled or withdrawn. Neither the Company nor any Subsidiary has participated in a “reportable transaction” within the meaning of Treas. Reg. § 1.6011-4(b) (or any predecessor provision).

(c)      The Company previously made a valid election under Subchapter M of Chapter 1 of the Code to be taxed as a regulated investment company beginning with its taxable year ended December 31, 2014. The Company has qualified as a regulated investment company at all times subsequent to such election, and expects to qualify as such for its current taxable year. With respect to each taxable year, the Company has satisfied the distribution requirements imposed on a regulated investment company under Section 852 of the Code and will satisfy the distribution requirements for its current taxable year. The Company does not have any liability for excise taxes under Section 4982 for any taxable year. Neither the Company nor any of its Subsidiaries owns any “converted property” (as that term is defined in Treas. Reg. § 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and the Treasury Regulations thereunder. For any taxable year for which the Company was not a regulated investment company, the Company has no liability for Taxes for which it does not have adequate reserves under GAAP.

(d)      The Company and its Subsidiaries have complied in all material respects with all Applicable Law relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by such Applicable Law, withheld from and paid over all amounts required to be so withheld and paid over under such Applicable Law.

(e)      There are no Liens for Taxes upon the assets of the Company or any Subsidiary (other than Permitted Liens).

(f)      Neither the Company nor any Subsidiary has granted any waiver, extension, or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax Return that is outstanding, nor any request for such waiver or consent has been made.

(g)      No Subsidiary of the Company is a “specified foreign corporation” as defined in Section 965(e) of the Code.

(h)      Neither the Company nor any Subsidiary has distributed the securities of another Person, or has had its securities distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code.

(i)      At least 95% of the income received by the Company in each of the past three years was treated as either “qualified interest income” within the meaning of Section 871(k)(1)(E) of the Code or capital gains eligible to be distributed to shareholders as “capital gains dividends” within the meaning of Section 852(b)(3)(c) of the Code.

Section 5.15.      Registered Investment Company Status.

(a)      Pursuant to Section 6(f) of the Investment Company Act, the Company is not, and at all times since inception has not been required to register with the SEC as, an investment company under the Investment Company Act.

(b)      The Company has elected to be regulated as a BDC under the Investment Company Act and has filed with the SEC, pursuant to Section 54(a) of the Investment Company Act, a duly completed and executed Form N-54A (the “BDC Election”); the Company has not filed with the SEC any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the Investment Company Act; the Company’s BDC Election remains in full force and effect, and no order of suspension or revocation of such election under the Investment Company Act has been issued or, to the Company’s knowledge, proceedings therefore initiated or threatened by the SEC. The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act, in each case, and the rules and regulations of the SEC thereunder, including the provisions applicable to BDCs.

(c)      The Company Board has been established and operated and is currently operating in conformity with the requirements and restrictions of Sections 10(f) and 16(b) of the Investment Company Act and satisfies the fund governance standards as defined in Rule 0-1(a)(7) (except for clauses (i) and (iv) thereof) under the Investment Company Act.

(d)      The Company (i) has duly adopted written policies and procedures required by Rule 38a-1 under the Investment Company Act, (ii) designated and approved an appropriate chief compliance officer in accordance with such Rule and (iii) has duly adopted a written code of ethics as required by Rule 17j-1 under the Investment Company Act. All such policies and procedures (including the code of ethics) comply in all material respects with Applicable Law and there have been no material violations or allegations of material violations of such policies and procedures.

(e)      Since January 1, 2017, the Company has complied in all material respects with the capital structure requirements as set forth in Section 61 of the Investment Company Act.

(f)      Section 5.15(f) of the Company Disclosure Schedule identifies, as of the date hereof, all exemptive, no-action or similar relief received by the Company from any Governmental Authority. Such exemptive, no action or similar relief is in full force and effect, and is being fully complied with in all material respects by the Company. No requests for exemptive, no action or similar relief are currently pending.

(g)      The Advisory Agreement with the Company has been duly approved, continued and at all times has been in compliance in all material respects with Section 15 of the Investment Company Act.

Section 5.16.      Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the Contemplated Transactions.

Section 5.17.      Insurance. The Company and its Subsidiaries maintain policies of insurance in such amounts and against such risks as are customary in the industries in which the Company operates and have paid all premiums due under such insurance policies and have not received written notice that they are in default with respect to any material obligations under such policies. Neither the Company nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any existing material insurance policy that is held by, or for the benefit of, the Company or any of its Subsidiaries, other than as would not, individually or in the aggregate, be material to the Company or any of its Subsidiaries, taken as a whole. All material insurance policies are in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, the execution (but not the performance) of this Agreement or the consummation of the Contemplated Transactions.

Section 5.18.      Investment Securities. Each of the Company and its Subsidiary has good and valid title to all securities (including any evidence of indebtedness) owned by it, free and clear of any Liens, except (a) for Permitted Liens, (b) for Liens arising under the Organizational Documents of the issuers of such securities, (c) to the extent such securities are pledged in connection with the Company Debt Documents or (d) for Liens or restrictions which would not individually or in the aggregate be material with respect to the value, ownership or transferability of such securities. Such securities are valued on the books of the Company in accordance with GAAP and the Investment Company Act in all material respects.

Section 5.19.      Property. Except as set forth on Section 5.19 of the Company Disclosure Schedule, the Company or one of its Subsidiaries (a) has good and marketable title to all the properties and assets (other than investment securities, which are addressed in Section 5.18) reflected in the latest audited balance sheet included in the Company SEC Documents as being owned by the Company or one of its Subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens of any nature whatsoever, except Permitted Liens, and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Company SEC Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof), free and clear of all Liens of any nature whatsoever, except for Permitted Liens, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Company’s knowledge, the lessor.

Section 5.20.      Related Party Transactions. Except as set forth in the Company SEC Documents or on Section 5.20 of the Company Disclosure Schedule, there are no material transactions, agreements, arrangements or understandings between the Company, on the one hand, and any Affiliate (including any director, officer or manager) thereof, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders. Except as set forth on Section 5.20 of the Company Disclosure Schedule, no transaction that would violate Section 57 of the Investment Company Act or the rules and regulations promulgated thereunder has occurred between the Company and the Persons described in such section.

Section 5.21.      No Additional Representations. Except for the representations and warranties made by the Company in this ARTICLE 5 or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its business, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Buyer or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate or budget relating to the Company or its business or (ii) any oral or written information presented to Buyer or any of its Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the Contemplated Transactions, in each case unless and to the extent that any such information is expressly included in the representations and warranties made by the Company in this ARTICLE 5 or in any certificate delivered pursuant to this Agreement. Notwithstanding the foregoing provisions of this Section 5.21, nothing in this Section 5.21 shall limit any claim in respect of Fraud.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company as to the following matters:

Section 6.01.      Corporate Existence; Power and Authority; Enforceability. Buyer is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate or entity powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Contemplated Transactions are within the corporate or entity powers of Buyer and have been duly authorized by all necessary corporate or entity action. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms (subject to the Bankruptcy Exceptions).

Section 6.02.      Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Contemplated Transactions require no action by or in respect of, or filing with, any Governmental Authority, other than (i) compliance with any applicable requirements of the 1933 Act, 1934 Act, the Investment Company Act, the Investment Advisers Act and any other state or federal securities laws; (ii) the Company Regulatory Approvals and (iii) other filings with state regulatory agencies that are necessary or convenient and do not require approval of the agency in connection therewith.

Section 6.03.      Non-contravention. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Contemplated Transactions do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of Buyer, (b) assuming compliance with the matters referred to in Section 6.02, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Buyer or any of its Subsidiaries is entitled under any provision of any Contract, agreement or other instrument binding upon Buyer or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Buyer and its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Buyer or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b), (c) and (d), as would not reasonably be expected to be, individually or in the aggregate, material to Buyer.

Section 6.04.      Compliance with Laws and Court Orders. Buyer is in compliance with, and to its knowledge is not under an investigation with respect to and has not been threatened to be charged with or given written notice of any violation of, any Applicable Law, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against Buyer that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Buyer has no knowledge as of the date hereof of any investigations or charges that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that in any manner seeks to prevent, enjoin, alter or materially delay the Contemplated Transactions. Neither Buyer nor any “affiliated person” (as defined under the Investment Company Act) of Buyer has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification.

Section 6.05.      Financing. Buyer has, or will have prior to the Initial Closing Date, sources of immediately available funds to enable it to (a) make its payment of the applicable Purchase Price of the Direct Purchase Shares and any other amounts expressly required to be paid by Buyer hereunder and (b) consummate the Open Market Purchases.

Section 6.06.      Section 15(f). Neither Buyer nor any of its Affiliates has any implied understanding or express agreement in effect with the Company or the Adviser or any other Person which would impose an unfair burden on the Company that would preclude satisfaction of the safe harbor provided by Section 15(f) of the Investment Company Act as a result of the transactions contemplated by this Agreement or the Interest Purchase Agreement.

Section 6.07.      Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to its knowledge, threatened against or affecting, Buyer or any of its properties or assets (or, in the case of threatened actions, suits, investigations or proceedings, would be before) or by any Governmental Authority or arbitrator that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.08.      Purchase for Own Account. The Direct Purchase Shares will be acquired by Buyer for its own account, not as a nominee or agent, and not with a view to or in connection with the public sale or public distribution of any Direct Purchase Shares. Buyer is not acting as an agent, representative, intermediary, nominee, derivative counterparty or in a similar capacity for any other Person, nominee account or beneficial owner. Buyer is able to bear the economic risk of holding the Direct Purchase Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment in the Direct Purchase Shares.

Section 6.09.      Accredited Investor. Buyer is an “Accredited Investor” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

Section 6.10.      Exempt from Registration; Restricted Securities. Buyer understands that the Direct Purchase Shares being purchased hereunder are restricted securities within the meaning of Rule 144 under the 1933 Act; and that the Direct Purchase Shares are not registered and must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.

Section 6.11.      Restrictive Legends. Buyer understands that each certificate representing the Direct Purchase Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS.

Section 6.12.      Removal of Restrictive Legend. The legend set forth above shall be removed by the Company from any certificate evidencing Direct Purchase Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legend security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Direct Purchase Shares.

Section 6.13.      Disclosure Documents. The information supplied by Buyer with respect to itself and its Affiliates and designated by Buyer for inclusion in the Proxy Statement, or any amendment or supplement thereto, to be sent to the Company Stockholders in connection with the Replacement Advisory Agreement shall not, on the date the Proxy Statement, and any amendments thereto, is first mailed to the stockholders of the Company or at the time of the Company Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

Section 6.14.      Finders’ Fees. Except for Raymond James & Associates, Inc. (the “Buyer Financial Advisor”), the fees of which shall be paid by Buyer, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of any or all of the Contemplated Transactions.

Section 6.15.      No Additional Representations. Except for the representations and warranties made by Buyer in this ARTICLE 6 or in any certificate delivered pursuant to this Agreement, none of Buyer, the Buyer Non-Recourse Parties or any other Person makes any express or implied representation or warranty with respect to Buyer or the Buyer Non-Recourse Parties or its or their respective business, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Buyer hereby disclaims any such other representations or warranties.

ARTICLE 7

COVENANTS OF THE COMPANY

Section 7.01.      Conduct of the Company. From the date hereof until the Initial Closing Date, the Company shall conduct its business in the ordinary course of business and use its reasonable best efforts to (i) preserve intact its present business organization, assets and business relationship (including such relationships with customers and suppliers), (ii) maintain in effect all of its foreign, federal, state and local licenses, permits, consents, franchises, approvals and authorizations, (iii) keep available the services of its directors and officers, (iv) maintain satisfactory relationships with its Lender and others having material business relationships with it and (v) continue to meet all requirements necessary to qualify as a regulated investment company under Subchapter M of the Code. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement, the Company shall not, and shall cause each of its Subsidiaries not to:

(a)      amend its Organizational Documents (whether by merger, consolidation or otherwise);

(b)      (i) split, combine or reclassify any shares of its stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its stock, except in the ordinary course of business consistent with past practice or as necessary to maintain the Company’s qualification for treatment as a regulated investment company under Subchapter M of the Code and/or to avoid Company-level Tax, or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities (including in connection with any repurchase plan which may then be in effect);

(c)      (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any Company Securities or (ii) amend any term of any Company Security (in each case, whether by merger, consolidation or otherwise);

(d)      incur any material capital expenditures or any obligations or liabilities in respect thereof, that would exceed $100,000 individually or $300,000 in the aggregate;

(e)      acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses, other than in the ordinary course of business of the Company;

(f)      sell, lease, license or otherwise transfer, or create or incur any Lien on, any of the Company’s assets, securities, properties, interests or businesses, other than sales in the ordinary course of business of the Company;

(g)      other than in connection with actions permitted by Section 7.01(e), make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business of the Company;

(h)      create, incur, assume, suffer to exist or otherwise be liable with respect to any indebtedness for borrowed money or guarantees thereof, other than under the Company Debt Documents and other than in the ordinary course of business of the Company;

(i)      enter into, modify, amend or terminate any material Contract or waive, release or assign any rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would be reasonably likely to impair the ability of the Company to perform its obligations under this Agreement in any material respect or prevent or materially delay the consummation of the Contemplated Transactions; or take any other action intended to or that would reasonably be expected to, individually or in the aggregate, impede, interfere with, prevent, or materially delay the consummation of the Contemplated Transactions;

(j)      adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, or recapitalization of the shares of the Company;

(k)     change the Company’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;

(l)      settle, or offer or propose to settle, any litigation, investigation, arbitration, proceeding or other claim involving or against the Company, any stockholder litigation or dispute against the Company or any of its officers or directors or any litigation, arbitration, proceeding or dispute that relates to the Contemplated Transactions;

(m)     take any action that would make any representation or warranty of the Company hereunder, or omit to take any action necessary to prevent any representation or warranty of the Company hereunder from being, inaccurate in any material respect at, or as of any time before, the Initial Closing; or

(n)      agree, resolve or commit to do any of the foregoing.

Section 7.02.      Company Stockholder Meeting. The Company shall cause the Company Stockholder Meeting to be duly called and held as soon as reasonably practicable (but in no event later than 30 days after the date of the first mailing of the Proxy Statement) for the purpose of considering and voting on the proposal to approve the Replacement Advisory Agreement in accordance with Section 15 of the Investment Company Act (the “Company Stockholder

Proposal”). The Company shall engage a proxy soliciting firm reasonably acceptable to Buyer to assist in the solicitation of proxies with respect to the Company Stockholder Proposal at the Company Stockholder Meeting.

Section 7.03.      No Solicitation.

(a)      From the date hereof until the earlier of the Initial Closing Date and the date on which this Agreement is terminated in accordance with its terms, the Company or, in the case of clause (iii) below, the Company Board (or any committee thereof) shall not, and the Company shall not authorize or permit any of its Representatives to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage the submission of any Alternative Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Person (other than Buyer) that is seeking to make, or has made, an Alternative Proposal, (iii) (a) withdraw, fail to make, or modify or qualify in any manner the Company Board Recommendation, (b) recommend or otherwise declare advisable the approval by the stockholders of the Company of any Alternative Proposal, (c) fail to publicly reaffirm the Company Board Recommendation within 24 hours after any reasonable request to do so by Buyer (which request shall not be made more than twice in any consecutive ten (10) day period) or (d) resolve, agree or take any action or make any statement prohibited by or otherwise inconsistent with clauses (a) through (c) (any of the foregoing in this clause (iii), an “Adverse Recommendation Change”), (iv) grant any waiver or release under, or fail to enforce the terms of, any confidentiality, standstill or similar agreements or arrangements with respect to any class of equity securities or assets of the Company or any of its Subsidiaries, or (v) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to an Alternative Proposal.

(b)      Notwithstanding anything to the contrary set forth above, (i) if, at any time from the date hereof until the date that the Company Stockholders approve the Replacement Advisory Agreement at the Company Stockholder Meeting, the Company or any of its Representatives receives an unsolicited bona fide written Alternative Proposal, which Alternative Proposal was made in circumstances not otherwise involving a breach of this Section 7.03, and the Company Board has determined in good faith that (a) such Alternative Proposal is or is reasonably likely to lead to a Superior Proposal and (b) after consultation with its or the Company’s outside counsel, a failure to take action with respect to such Alternative Proposal would be inconsistent with the duties of the directors of the Company under applicable law, the Company may or may cause its Representatives to, in response to such Alternative Proposal, (1) contact the person or group of persons making such Alternative Proposal to clarify the terms and conditions thereof, (2) furnish information (including non-public information) with respect to the Company and its Subsidiaries to the person or group of persons making such Alternative Proposal and (3) engage in or otherwise participate in discussions or negotiations with the person or group of persons making such Alternative Proposal regarding such Alternative Proposal and (ii) the Company Board may make an Adverse Recommendation Change to enter into an Alternative Proposal that constitutes a Superior Proposal if, and only if, (a) a written Alternative Proposal that was not solicited in violation of this Section 7.03 is made to the Company by a third party and such Alternative

Proposal is not withdrawn and (b) prior to taking such action, the Company Board has determined in good faith (x) after consultation with its or the Company’s outside legal counsel that the failure to take such action would be inconsistent with the duties of the directors of the Company under applicable law and (y) after consultation with its or the Company’s outside legal counsel and outside financial advisors that such Alternative Proposal constitutes a Superior Proposal.

(c)      The Company shall not take any of the actions referred to in Section 7.03(b) unless the Company shall have delivered to Buyer a prior written notice advising Buyer that it intends to take such action and the Company shall notify Buyer promptly (but in no event later than two (2) Business Days) after receipt by the Company (or any of its Representatives) of any Alternative Proposal. The Company shall not take any action referred to in Section 7.03(b)(ii) unless and until the Alternative Proposal was made in accordance with Section 7.03(b) and Buyer has received from the Company a notice (a “Change of Recommendation Notice”) at least two (2) Business Days prior to such proposed Adverse Recommendation Change, which notice shall (x) expressly state that the Company has received an Alternative Proposal which the Company Board has determined is a Superior Proposal and that the Company Board intends to effect an Adverse Recommendation Change and the manner in which it intends to do so, and (y) includes a copy and summary of the material terms of such Alternative Proposal.

(d)      Nothing contained in this Agreement shall restrict the Company or the Company Board from complying with its disclosure obligations under applicable law with respect to an Alternative Proposal, including taking and disclosing to the Company’s stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 under the Exchange Act or making any “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act.

Section 7.04.      Obligation to Terminate Existing Discussions. The Company shall, and shall cause its Representatives to, cease immediately and cause to be terminated any and all existing discussions or negotiations with any Person and its Representatives (other than Buyer and its Representatives) conducted prior to the date hereof with respect to any Alternative Proposal and shall take all actions to the extent commercially reasonable and necessary to enforce the terms of any existing confidentiality, standstill or similar arrangement with any such Person (other than Buyer and its Representatives).

Section 7.05.      Tax Matters. (a) From the date hereof until the initial Direct Purchase Closing Date, the Company shall not, without the prior written consent of Buyer: (i) make or change any material Tax election, (ii) change any annual tax accounting period, (iii) adopt or change any method of tax accounting or (iv) take or omit to take any other action, other than in the ordinary course of business, if any such action or omission would have the effect of increasing the taxable income or reducing any Tax asset of the Company.

(b)      From the date hereof until the initial Direct Purchase Closing Date, the Company shall not, without the prior written consent of Buyer: (i) file any material amended Tax Return or claim for any material Tax refund, (ii) enter into any material closing agreement, (iii) settle any material Tax liability, (iv) surrender or compromise any material Tax claim, audit or assessment, (v) surrender or compromise any right to claim a material Tax refund, offset or other reduction in

Tax liability, or (vi) consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment.

(c)      The Company shall prepare and duly and timely file all Tax Returns of the Company that are required to be filed on or before the Initial Closing Date with any Taxing Authority, subject to any extension permitted by Applicable Law; provided, that, the Company notifies Buyer that it is availing itself of any such extension, and provided, further, that any such extension does not adversely affect the Company’s regulated investment company status. All such Tax Returns shall be prepared on a basis consistent with the most recent Tax Returns of the Company unless the Company determines that there is no reasonable basis for such position, and shall be true, correct and complete in all material respects. The Company shall provide Buyer with a copy of such Tax Return within a reasonable period of time.

(d)      The Company shall use reasonable best efforts to ensure that at least 95% of the income it receives from and after the Initial Closing Date qualifies as either “qualified interest income” within the meaning of Section 871(k)(1)(E) of the Code or capital gains eligible to be distributed to the Buyer as “capital gains dividends” within the meaning of Section 852(b)(3)(c) of the Code. The Company shall (i) to the extent such distributions qualify, designate and report any distributions payable to the Buyer either as “interest-related dividends” or “capital gain dividends” that are exempt from withholding under Treasury Regulations Section 1.1441-3(c)(2)(i)(D), (ii) notify the Buyer prior to deducting and withholding from any distributions payable to the Buyer pursuant to Section 1441(a) and (iii) use commercially reasonable efforts to cooperate with Buyer in seeking to reduce or eliminate any such deduction or withholding.

Section 7.06.      Termination of Proxies; Stifel Stockholder Agreement.

(a)      At least ten Business Days prior to the Company Stockholder Meeting, the Company and Stifel Venture Corp. shall terminate the Stifel Proxy, with immediate effect, and on the date of such termination, the Company shall deliver a copy of the fully executed termination agreement to Buyer.

(b)      At least ten Business Days prior to the Company Stockholder Meeting, the Company and the Cyrus Stockholders shall terminate the Cyrus Proxy, with immediate effect, and on the date of such termination, the Company shall deliver a copy of the fully executed termination agreement to Buyer.

(c)      Effective as of the Closing Date, the Company, the Adviser and Stifel Venture Corp. shall terminate the Third Amended and Restated Stockholder Agreement, dated as of December 7, 2017, among those parties.

ARTICLE 8

COVENANTS OF BUYER

Section 8.01.      Voting of Shares. Buyer agrees that it shall vote all shares of Company Common Stock, if any, beneficially owned by it or any of its Subsidiaries in favor of the Company Stockholder Proposal at the Company Stockholder Meeting.

ARTICLE 9

COVENANTS OF BUYER AND THE COMPANY

The Parties hereto agree that:

Section 9.01.      Reasonable Best Efforts. During the period from the date hereof until the Initial Closing Date, subject to the terms and conditions of this Agreement, the Company and Buyer shall reasonably cooperate with each other and shall use their reasonable best efforts to take, or cause to be taken, all appropriate actions and to do, or cause to be done, all things necessary, proper or advisable hereunder and under Applicable Law to consummate the Contemplated Transactions, including without limitation (i) preparing and filing as promptly as practicable with any Governmental Authority or other Person all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtaining and maintaining all Governmental Authorizations or approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Person, as applicable, that are necessary, proper or advisable to consummate the Contemplated Transactions, (iii) complying with the terms and conditions of such Governmental Authorizations or other approvals, consents, registrations, permits, authorizations and other confirmations and (iv) defending any Proceedings challenging this Agreement or the consummation of the Contemplated Transactions; provided, that the Parties hereto understand and agree that the reasonable best efforts of any Party hereto shall not be deemed to include entering into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the Contemplated Transactions. Buyer and the Company shall have the right to review in advance, and, to the extent practicable, each will consult with the other on, in each case subject to Applicable Laws (including those relating to the confidentiality of information), all information relating to the Company or Buyer, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the Contemplated Transactions. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as reasonably practicable. The Parties shall consult with each other with respect to the obtaining of all Governmental Authorizations of all Governmental Authorities necessary or advisable to consummate the Contemplated Transactions and each Party will keep the other apprised of the status of matters relating to completion of the Contemplated Transactions, in each case subject to Applicable Law.

Section 9.02.      Proxy Statement. (a) As promptly as practicable after the date of this Agreement, the Company shall prepare (with Buyer’s reasonable cooperation), and use its commercially reasonable efforts to file, within fifteen 15 Business Days after the date hereof, the preliminary Proxy Statement with the SEC and, subsequent to receiving clearance from the SEC, the definitive Proxy Statement. The Proxy Statement shall include the Company Board Recommendation in favor of the Company Stockholder Proposal. The Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to its stockholders as promptly as practicable after the SEC clears any and all outstanding comments to the Proxy Statement, and in no event later than five Business Days thereafter. The Company shall (i) advise Buyer and its counsel promptly after it receives any oral or written request by the SEC or its staff for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC or its staff for additional information, (ii) promptly provide Buyer and its counsel with copies of any written communication and summaries of any oral communication, in each case from the SEC or its staff or any state securities commission and related to the Proxy Statement, (iii) give Buyer and its counsel a reasonable opportunity to participate in the responses thereto, including by considering their comments and suggested revisions in good faith, and (iv) promptly coordinate the submission to the SEC or its staff or any state securities commission of any such responses. Buyer shall have the right to review and approve (such approval not to be unreasonably withheld) any amendment or supplement to the Proxy Statement. In connection with the foregoing, each of Buyer and the Company shall, upon request, furnish, and cause its accountants and other agents and service providers to furnish to the other and the other’s agents, all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement.

(b)      The Company shall use its reasonable best efforts to ensure that the Proxy Statement complies in all material respects with the rules and regulations promulgated by the SEC under the 1934 Act (including Section 14 thereof), and the Proxy Statement will be complete in all material respects and will not contain (at the time such materials or information are distributed, filed or provided, as the case may be and at the time of the applicable stockholder vote or action, including any supplement thereto) any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading or necessary to correct any statement or any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

(c)      Buyer shall use its reasonable best efforts to ensure that the information it supplies to the Company for inclusion in the Proxy Statement will be complete in all material respects and will not contain (at the time such materials or information are distributed, filed or provided, as the case may be and at the time of the applicable stockholder vote or action, including any supplement thereto) any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading or necessary to correct any statement or any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

(d)      The Company will advise Buyer promptly after it receives notice thereof of the time when the Proxy Statement has been cleared by the SEC or any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If, at any time prior to obtaining the Company Stockholder Approval, any information relating to the Company or Buyer, or any of their respective Affiliates, officers or directors is discovered by the Company or Buyer that should be set forth in an amendment or supplement to the Proxy Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party hereto that discovers such information shall promptly notify the other Party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of the Company.

Section 9.03.      Public Announcements. Buyer and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the Contemplated Transactions and, except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call without the consent of the other Party.

Section 9.04.      Exemptive Order. Within five days after the date hereof, the Company shall notify the SEC’s Division of Investment Management of the transactions contemplated by this Agreement and the Interest Purchase Agreement for purposes of determining what action, if any, would be needed to ensure that the Exemptive Order can enable the type of co-investment transactions contemplated there under once the Contemplated Transactions are effected. The Company and Buyer shall reasonably cooperate with each other in responding to any requests from, and providing information to, the SEC in connection with the SEC’s consideration of the forgoing. The Company shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions and to do, or cause to be done, all things necessary, proper or advisable to cause the Exemptive Order to remain in full force and effect and the Company and the other persons covered thereunder to be able to continue rely on the Exemptive Order or any amendment or successor order after giving effect to the consummation of the Contemplated Transactions.

Section 9.05.      Section 15(f) Compliance.

(a)      The Parties acknowledge that the Members and Buyer are entering into the Interest Purchase Agreement, and the Company and Buyer are entering into this Agreement, in reliance upon the benefits and protections provided by Section 15(f) of the Investment Company Act. Subject to Applicable Law and the fiduciary duties of the Company Board, each of the Parties shall, to the extent within its control, not take any action, or omit to take any action, that would have the effect of causing the requirements of any of the provisions of Section 15(f) of the Investment Company Act not to be met in respect of the Contemplated Transactions or the transactions contemplated by the Interest Purchase Agreement. In that regard, subject to Applicable Law and the fiduciary duties of the Company Board, each of the Parties shall take such actions as are within its control so that:

(i)      for a period of not less than three years after the Initial Closing Date, at least 75% of the members of the Company Board are not (A) “interested persons” (within the meaning of Section 2(a)(19) of the Investment Company Act) of the investment adviser of the Company after the Initial Closing Date or (B) “interested persons” (within the meaning of Section 2(a)(19) of the Investment Company Act) of the investment adviser of the Company immediately prior to the Initial Closing Date; and

(ii)      for a period of not less than two years after the Initial Closing Date, there shall not be imposed on the Company an “unfair burden” (as interpreted under Section 15(f) of the Investment Company Act) as a result of the Contemplated Transactions or the transactions contemplated by the Interest Purchase Agreement, or any express or implied terms, conditions or understandings applicable thereto.

(b)      Section 9.05(a) shall not apply in the event that the parties reasonably agree that Section 15(f) of the Investment Company Act no longer applies to the Contemplated Transactions or the transactions contemplated by the Interest Purchase Agreement. Section 9.05(a)(i) shall not apply to the extent the Company or any of its Affiliates obtains an exemptive order from the SEC as contemplated by Section 15(f)(3) of the Investment Company Act.

(c)      Notwithstanding anything to the contrary contained herein, the covenants of the parties hereto contained in this Section 9.05 are intended only for the benefit of such parties and for no other Person.

Section 9.06.      Access to Information. From the date hereof until the Initial Closing Date and subject to Applicable Law and the Confidentiality Agreement, the Company shall (i) give to Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with Buyer in its investigation. Any investigation pursuant to this Section 9.06 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company. No information or knowledge obtained in any investigation pursuant to this Section 9.06 shall be deemed to modify any representation or warranty made by the Company hereunder.

Section 9.07.      Notices of Certain Events. Each of the Company and Buyer shall promptly notify the other of:

(a)      any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions;

(b)      any notice or other communication from any Governmental Authority in connection with the Contemplated Transactions;

(c)      any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company and its Subsidiary or Buyer and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the Contemplated Transactions;

(d)      any inaccuracy of any representation or warranty contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in ARTICLE 10 not to be satisfied; and

(e)      any failure of that Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

provided, that the delivery of any notice pursuant to this Section 9.07 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

Section 9.08.      Confidentiality.

(a)      Prior to the Initial Closing Date and after any termination of this Agreement, Buyer and the Company shall, and shall use their reasonable best efforts to cause their respective Representatives to, hold in confidence all non-public documents and information (whether written or oral) concerning the other Party furnished to it or its Affiliates in connection with the Contemplated Transactions (“Confidential Information”), except to the extent that a Party can reasonably demonstrate that such information was (i) previously known by such Party or its Representatives on a nonconfidential basis, (ii) in the public domain through no breach of this Section 9.08 by such Party, (iii) later lawfully acquired by such Party or its Representatives from sources other than the other Party or its Representatives or (iv) independently developed or acquired by such Party or its Representatives; provided, that Buyer and the Company may disclose such Confidential Information to its respective Representatives who need to know such Confidential Information in connection with the Contemplated Transactions so long as such Party informs such Representatives of the confidential nature of such Confidential Information and directs them to treat it confidentially. Each Party shall satisfy its obligation to hold any such Confidential Information in confidence if it exercises the same care with respect to such Confidential Information as it would take to preserve the confidentiality of its own similar information.

(b)      If a Party or its Representatives is required in connection with any Proceeding or by Applicable Law to disclose any Confidential Information, such Party shall, to the extent legally permissible, promptly notify the other Party in writing so that such Party may seek an appropriate protective order and/or waive the other Party’s compliance with the terms of this Section 9.08. In the absence of any such protective order or waiver, the Party required to disclose Confidential Information shall disclose only that portion of the Confidential Information that such Party is advised by its counsel is legally required to be disclosed. Notwithstanding the foregoing, no such notice shall be required in connection with the disclosure of any Confidential Information pursuant to any routine audit or regulatory examination that does not specifically target the Company, and such disclosure shall not be considered a breach of this Section 9.08.

(c)      If this Agreement is terminated, Buyer and the Company shall, and shall use their respective reasonable best efforts to cause their respective Representatives to, destroy or deliver to the other Party, upon request, all documents and other materials, and all copies thereof, that it or its Representatives obtained, or that were obtained on their behalf, from the other Party or its Representatives in connection with this Agreement and that are subject to this Section 9.08; provided, however, that each of Buyer and the Company (i) may retain such Confidential Information to the extent required by Applicable Law or their respective bona fide document retention policies and (ii) are not required to destroy any computer records or files containing such confidential information that have been created pursuant to automatic archiving and back-up procedures and that cannot be reasonably deleted. Any confidential information so retained by Buyer or the Company pursuant to the foregoing sentence shall continue to be held in strict confidence in accordance with the terms and conditions of this Agreement.

ARTICLE 10

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 10.01.      Conditions to the Obligations of Each Party. The obligations of the Company and Buyer to consummate the Initial Closing are subject to the satisfaction of the following conditions:

(a)      the Company Stockholder Approval shall have been obtained in accordance with the Investment Advisers Act and the Investment Company Act;

(b)      the transactions contemplated by the Interest Purchase Agreement have been or will be consummated simultaneously with the Initial Closing;

(c)      no Applicable Law shall prohibit the consummation of the Contemplated Transactions;

(d)      (i) there shall not have been instituted or pending any Proceeding by any Governmental Authority challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Contemplated Transactions or seeking to obtain material changes or otherwise directly or indirectly relating to the Contemplated Transactions; and (ii) there shall not have been any action taken, or any Applicable Law enacted, enforced, promulgated, issued or deemed applicable to the Contemplated Transactions by any Governmental Authority, that, directly or indirectly, would reasonably be expected to result in any of the consequences referred to in clause (i) above;

(e)      all Company Regulatory Approvals shall have been obtained and shall remain in full force and effect.

Section 10.02.      Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Initial Closing are subject to the satisfaction of the following further conditions:

(a)      the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Initial Closing Date,

(b)      the representations and warranties of the Company contained in ARTICLE 5, other than the Fundamental Representations (disregarding, except for purposes of Section 5.09, all materiality and Material Adverse Effect qualifications contained therein) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Initial Closing Date as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall have been true and correct in all respects only as of such time), except to the extent any such inaccuracies, individually or in the aggregate, would not have a Material Adverse Effect on the Company;

(c)      the Fundamental Representations of the Company contained in ARTICLE 5 shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Initial Closing Date as if made at and as of such time (other than such Fundamental Representations that by their terms address matters only as of another specified time, which shall have been true and correct in all respects only as of such time), except for any inaccuracies contained in Section 5.05(a) that are of a de minimus nature;

(d)      Buyer shall have received a certificate signed by an executive officer of the Company to the effect of the foregoing (a), (b) and (c);

(e)      the Company’s BDC Election shall be in full force in effect, the Company shall not have filed with the SEC any notice of withdrawal of the BDC Election, and no order of suspension or revocation of such election shall have been issued or, to the Company’s knowledge, proceedings therefor been initiated or threatened by the SEC;

(f)      the Company shall have delivered, or caused to be delivered, the Replacement Management Agreements duly executed by the Company;

(g)      the SEC shall not have withdrawn or terminated the Exemptive Order, or informed the Company or its Representatives that the Exemptive Order after Closing, whether in its existing form, as amended or in a successor form, would require material changes to the conditions contained therein (and the SEC’s position, if any, on any such required material changes remains the SEC’s position immediately prior to the Closing);

(h)      the Company shall have delivered, or caused to be delivered, the resignation letters duly executed by each Resigning Person, to be effective as of the Initial Closing; and

(i)      the Company Board shall have approved, prior to the Initial Closing, a change of the name of the Company to the name designated by Buyer in writing pursuant to Section 2.04(a).

Section 10.03.      Conditions to the Obligations of the Company. The obligations of the Company to consummate the Initial Closing are subject to the satisfaction of the following further condition:

(a)      Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Initial Closing Date;

(b)      the representations and warranties of the Buyer contained in ARTICLE 6 (disregarding all materiality and Material Adverse Effect qualifications contained therein) shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Initial Closing Date as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall have been true and correct in all respects only as of such time), except to the extent any such inaccuracies, individually or in the aggregate, would not have a Material Adverse Effect on the Buyer;

(c)      the Fundamental Representations of the Buyer contained in ARTICLE 6 shall have been true and correct in all respects as of the date of this Agreement and shall be true and correct in all respects as of the Initial Closing Date as if made at and as of such time (other than such Fundamental Representations that by their terms address matters only as of another specified time, which shall have been true and correct in all respects only as of such time); and

(d)      the Company shall have received a certificate signed by an authorized signatory on behalf of Buyer to the effect of the foregoing (a), (b) and (c).

ARTICLE 11

TERMINATION

Section 11.01.      Termination. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Initial Closing Date (notwithstanding any approval of the other transactions contemplated hereby by the stockholders of the Company):

(a)      by mutual written agreement of the Company and Buyer;

(b)      by either the Company or Buyer, if:

(i)      the Initial Closing has not been consummated on or before October 31, 2019 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 11.01(b)(i) shall not be available to any Party whose breach of any provision of this Agreement results in the failure of the Initial Closing to be consummated by such time; provided, further, that in the event the Company desires to terminate this Agreement pursuant to this Section 11.01(b)(i) and Buyer desires to terminate this Agreement pursuant to Section 11.01(c)(ii), then the termination right of Buyer under Section 11.01(c)(ii) shall prevail;

(ii)     there shall be any Applicable Law that (A) makes consummation of the Contemplated Transactions illegal or otherwise prohibited or (B) enjoins the Company or Buyer from consummating the Contemplated Transactions and such injunction shall have become final and nonappealable; or

(iii)    at the Company Stockholder Meeting (including any adjournment or postponement thereof) at which a vote of Company Stockholders is taken, the Company Stockholder Approval with respect to the proposal to approve the Replacement Advisory Agreement shall not have been obtained; or

(c)      by Buyer, if:

(i)      an Adverse Recommendation Change shall have occurred, or at any time after receipt or public announcement of an Acquisition Proposal, the Board shall have failed to reaffirm the Company Board Recommendation as promptly as practicable (but in any event within five (5) Business Days, provided, that, in any event, such reaffirmation must be made prior to the date of the Company Stockholder Meeting) after receipt of any written request to do so from Buyer; or

(ii)       a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 10.02(a), (b) or (c) not to be satisfied, and such condition is incapable of being satisfied by the Outside Date; or

(iii)      the Company Stockholder Meeting has not been held prior to the Outside Date; provided, however, that Buyer must not be in material breach of this Agreement on the date of such termination; or

(iv)      there shall have been a breach by the Company of Section 7.02 or Section 7.03 in any material respect.

(d)      by the Company:

(i)      (A) if the Board shall have made an Adverse Recommendation Change in compliance with the terms of Section 7.03 or (B) in order to accept a Superior Proposal in accordance with the terms of Section 7.03; provided, that in the case of any termination under this clause (B), the Company shall have (x) simultaneously with such termination entered into the associated definitive agreement for the Superior Proposal, (y) otherwise complied with the provisions of Section 7.03 and (z) paid any amounts due to Buyer pursuant to Section 11.03(a); or

(ii)      a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Buyer set forth in this Agreement shall have occurred that would cause the condition set forth in Section 10.03(a), (b) or (c) not to be satisfied, and such condition is incapable of being satisfied by the Outside Date.

The Party desiring to terminate this Agreement pursuant to this Section 11.01 (other than pursuant to Section 11.01(a)) shall give notice of such termination to the other Party.

Section 11.02.      Effect of Termination. If this Agreement is validly terminated pursuant to Section 11.01, this Agreement shall become void and of no effect without liability of any Party (or any direct or indirect stockholder, equityholder, director, officer, employee, manager, agent, consultant or representative of such Party) to the other Party hereto; provided, that, (x) neither the Company nor Buyer shall be relieved or released from any liabilities or damages arising out of its Fraud or knowing and intentional breach of any provision of this Agreement prior to such date of termination and (y) the Company shall not be relieved of its obligations, if any, arising under Section 10.03 and Section 11.03. For all purposes of this Agreement, a “knowing and intentional breach” means an act or failure to act undertaken by the breaching party who had actual knowledge, or should have had actual knowledge, and intention that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of the Agreement. The provisions of this Section 11.02, Section 9.08, Section 11.03 and ARTICLE 12 shall survive any termination hereof pursuant to Section 11.01.

Section 11.03.      Termination Fee.

(a)      In the event that this Agreement is terminated pursuant to Section 11.01(c)(i), Section 11.01(c)(iv), or Section 11.01(d)(i) the Company shall pay, or cause to be paid, to the Buyer or its designee an amount in immediately available funds equal to $3,000,000 (the “Termination Fee”) as liquidated damages.

(b)      Payment of the Termination Fee under the foregoing Section 11.03(a) shall be due and payable by wire transfer of immediately available funds no later than two (2) Business Days after the date of such termination (or in the event of a termination under Section 10.1(d)(i)(B), prior to, or simultaneously with, such termination).

(c)      The parties acknowledge that the agreements contained in Section 11.03 are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay the Termination Fee pursuant to Section 11.03(a), and, in order to obtain such payment, Buyer commences a suit that results in a final, non-appealable adjudication on the merits against the Company, Buyer shall, in addition to the Termination Fee payable pursuant to Section 11.03(a), be indemnified for its reasonable and documented costs and expenses incurred in connection with enforcing this Agreement.

(d)      Notwithstanding anything to the contrary in this Agreement, the Buyer’s right to receive payment of the Termination Fee pursuant to Section 11.03(a) shall be the sole and exclusive remedy of the Buyer and its Affiliates against the Company and its Affiliates and its and their respective stockholders, partners, members, and Representatives for any and all losses that may be suffered based upon, resulting from or arising out of the circumstances giving rise to such termination, and upon payment of the Termination Fee pursuant to Section 11.03(a), none of the Company or its Affiliates and its or their respective stockholders, partners, members, and Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement.

ARTICLE 12

MISCELLANEOUS

Section 12.01.      Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a confirmation of receipt of such email (which may be electronic) is received) and shall be given, if to Buyer, to:

c/o Investcorp Credit Management US LLC

280 Park Avenue

New York, New York 10017

Attention: Patrick Maloney

Facsimile: (212) 983-7073

Email: pmaloney@investcorp.com

with a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention: William M. Rustum

Facsimile: (212) 351-5346

Email: WRustum@gibsondunn.com

if to the Company, to:

CM Finance Inc

65 East 55th Street, 15th Floor

New York, NY 10022

Attention: Michael C. Mauer, CEO and Chairman of the Board

E-mail: mm@cmipllc.com

with a copy to:

Eversheds Sutherland (US) LLP

700 Sixth St., NW, Suite 700

Washington, DC 20001

Attention: Stephani M. Hildebrandt, Esq.

E-mail: stephanihildebrandt@eversheds-sutherland.com

or to such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 12.02.      Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Initial Closing; provided, however, that (i) all representations, warranties, covenants and other agreements set forth in this Agreement or any instrument delivered pursuant to this Agreement shall survive the Initial Closing, with respect to, and solely with respect to, claims based in Fraud and (ii) all covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Initial Closing Date shall, to the extent contemplated to be performed after the Initial Closing, survive the Initial Closing in accordance with their respective terms.

Section 12.03.      Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Initial Closing Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective; provided, that after the Company Stockholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under Maryland Law or the Investment Company Act without such approval having first been obtained.

(b)      No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 12.04.      Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 12.05.      Disclosure Schedule and SEC Document References.

(a)      The Parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties of the Company that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of the Company that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent on the face of such disclosure to a reasonable person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed.

(b)      The Parties agree that any information contained in any part of any Company SEC Document filed after December 31, 2018 but prior to the date hereof shall only be deemed to be an exception to (or a disclosure for purposes of) the Company’s representations and warranties if the relevance of that information as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent on the face of such disclosure to a reasonable person who has read that information concurrently with such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed; provided, that in no event shall any information contained in any part of any Company SEC Document entitled “Risk Factors” or containing a description or explanation of “Forward-Looking Statements” be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of the Company contained in this Agreement.

Section 12.06.      Binding Effect; Benefit; Assignment.

(a)      The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties hereto and their respective successors and assigns.

(b)      No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other Party hereto; except that Buyer may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided, that such transfer or assignment shall not relieve Buyer of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Buyer.

Section 12.07.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

Section 12.08.      Submission to Jurisdiction; Selection of Forum. Each Party hereto agrees that it shall bring any Proceeding in respect of any claim arising out of or related to this Agreement exclusively in the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the Commercial Division of the New York Supreme Court, New York County (the “Chosen Courts”), and solely in connection with claims arising under this Agreement that are the subject of this Agreement (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto and (d) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 12.01 of this Agreement.

Section 12.09.      Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

Section 12.10.      Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 12.11.      Entire Agreement. This Agreement, the Replacement Management Agreements, the Confidentiality Agreement and those documents expressly referred to herein or therein constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.

Section 12.12.      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner materially adverse to either Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Contemplated Transactions be consummated as originally contemplated to the fullest extent possible.

Section 12.13.      Specific Performance. The Parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Chosen Court, in addition to any other remedy to which they are entitled at law or in equity.

Section 12.14.      No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Agreement, the Company covenants, agrees and acknowledges that no Persons other than Buyer shall have any liability (whether known or unknown or whether contingent or otherwise) hereunder, and that, notwithstanding that the equityholders of Buyer may be partnerships or limited liability companies, the Company shall have no right of recovery under this Agreement, or any claim based on such liability, obligations, commitments against, and no personal liability shall attach to, any Buyer Non-Recourse Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or Applicable Law, or otherwise.

[Remainder of page intentionally left blank; Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year herein above first written.

INVESTCORP BDC HOLDINGS LIMITED

By:	/s/ Ebrahim Ebrahim
Name: Ebrahim Ebrahim
Title: Authorized Representative

[SIGNATURE PAGE TO STOCK PURCHASE AND TRANSACTION AGREEMENT]

CM FINANCE INC

By:	/s/ Michael C. Mauer
Name: Michael C. Mauer
Title: Chief Executive Officer

[SIGNATURE PAGE TO STOCK PURCHASE AND TRANSACTION AGREEMENT]